LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING PURPOSES

	Know all by these presents, that the undersigned's hereby makes, constitutes and appoints Todd Longsworth, Kimberly Burke and Carrie Kane as the
undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	execute for, and on behalf of, the undersigned, in the undersigned's capacity as an officer, director and/or 10% beneficial owner of Novocure Limited (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder(the "Exchange Act");

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorneys-in-fact and further approves and ratifies any such release of information;

(3)	do and perform any and all other acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, and any amendments thereto, or other required report and timely file such Forms or reports with the United States Securities and Exchange Commission, the New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

	The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of May, 2017.



                                         __/s/ Martin J. Madden_______
                                         Signature



                                         __Martin J. Madden____________
                                         Print Name